Exhibit 99.1

Earnings Conference Call February 14, 2019 8:00 a.m. CST 1 (800) 446-1671 (North America) 1 (847) 413-3362 (Outside North America) Webcast: ir.distributionnow.com

NOW Inc. Reports Fourth Quarter and Full-Year 2018 Results

HOUSTON, TX, February 14, 2019 – NOW Inc. (NYSE: DNOW) announced results for the fourth quarter and full-year ended December 31, 2018.

Fourth Quarter 2018 Financial Highlights

•	Revenue was $764 million for the fourth quarter of 2018, up 14 percent year over year.

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Net income was $16 million for the fourth quarter of 2018, versus a net loss of $3 million a year ago. Non-GAAP net income excluding other costs was $11 million for the fourth quarter of 2018 compared to $1 million a year ago.

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Diluted earnings per share was $0.14 for the fourth quarter of 2018 compared to a loss per share of $0.03 a year ago. Non-GAAP diluted earnings per share excluding other costs was $0.11 for the fourth quarter of 2018 compared to $0.01 a year ago.

•	Non-GAAP EBITDA excluding other costs for the fourth quarter of 2018 was $31 million compared to $13 million a year ago.

Refer to Supplemental Information in this release for GAAP to non-GAAP reconciliations.

Robert Workman, President and CEO of NOW Inc., added, “We are encouraged about delivering solid top line, bottom line and free cash flow results in 2018, in a market that has seen, for the most part, an uneven recovery. During the fourth quarter, we were able to sustain gross margin percent gains, improve operating efficiencies, generate $69 million in free cash flow and reduce net debt to $16 million.

For 2019, many in the industry are forecasting a year softer than last, especially in Canada. However, we expect the investments we made in completions- and LNG-levered acquisitions during the downturn, will help us offset these declines with 2019 revenue levels near our 2018 results to down slightly in the low single-digit range. We enter the year with a clean balance sheet, positioned to allocate capital towards further differentiating us from our competitors, should the opportunities present themselves in these uncertain market conditions.”

Prior to the earnings conference call a presentation titled “NOW Inc., Fourth Quarter 2018 Review & Key Takeaways” will be available on the Company’s Investor Relations website.

About NOW Inc.

NOW Inc. is one of the largest distributors to energy and industrial markets on a worldwide basis, with a legacy of over 150 years. NOW Inc. operates primarily under the DistributionNOW and Wilson Export brands. Through its network of approximately 265 locations and 4,500 employees worldwide, NOW Inc. offers a comprehensive line of products and solutions for the upstream, midstream and downstream energy and industrial sectors. Our locations provide products and solutions to exploration and production companies, energy transportation companies, refineries, chemical companies, utilities, manufacturers and engineering and construction companies.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

David Cherechinsky

Senior Vice President and Chief Financial Officer

(281) 823-4722

NOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	December 31,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$116	$98
Receivables, net	482	423
Inventories, net	602	590
Prepaid and other current assets	19	18

Total current assets	1,219	1,129
Property, plant and equipment, net	106	119
Deferred income taxes	2	2
Goodwill	314	328
Intangibles, net	144	166
Other assets	10	5

Total assets	$1,795	$1,749

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$329	$290
Accrued liabilities	110	103
Other current liabilities	2	1

Total current liabilities	441	394
Long-term debt	132	162
Deferred income taxes	6	7
Other long-term liabilities	2	1

Total liabilities	581	564
Commitments and contingencies
Stockholders’ equity:
Preferred stock - par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.01; 330 million shares authorized; 108,426,962 and 108,030,438 shares issued and outstanding at December 31, 2018 and 2017, respectively	1	1
Additional paid-in capital	2,034	2,019
Accumulated deficit	(678)	(730)
Accumulated other comprehensive loss	(143)	(105)

Total stockholders’ equity	1,214	1,185

Total liabilities and stockholders’ equity	$1,795	$1,749

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2018	2017	2018	2018	2017
Revenue	$764	$669	$822	$3,127	$2,648
Operating expenses:
Cost of products	607	541	654	2,497	2,147
Warehousing, selling and administrative	135	128	142	557	542

Operating profit (loss)	22	—	26	73	(41)
Other expense	(4)	(3)	(4)	(15)	(11)

Income (loss) before income taxes	18	(3)	22	58	(52)
Income tax provision (benefit)	2	—	2	6	—

Net income (loss)	$16	$(3)	$20	$52	$(52)

Earnings (loss) per share:
Basic earnings (loss) per common share	$0.14	$(0.03)	$0.18	$0.47	$(0.48)

Diluted earnings (loss) per common share	$0.14	$(0.03)	$0.18	$0.47	$(0.48)

Weighted-average common shares outstanding, basic	108	108	108	108	108

Weighted-average common shares outstanding, diluted	109	108	109	109	108

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2018	2017	2018	2018	2017
Revenue:
United States	$579	$488	$630	$2,371	$1,914
Canada	88	85	93	358	356
International	97	96	99	398	378

Total revenue	$764	$669	$822	$3,127	$2,648

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET INCOME (LOSS) TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2018	2017	2018	2018	2017
GAAP net income (loss) (1)	$16	$(3)	$20	$52	$(52)
Interest, net	2	2	2	8	6
Income tax provision (benefit)	2	—	2	6	—
Depreciation and amortization	10	12	9	41	50
Other costs (2)	1	2	—	2	3

EBITDA excluding other costs	$31	$13	$33	$109	$7

EBITDA % excluding other costs (3)	4.1%	1.9%	4.0%	3.5%	0.3%

NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS) EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2018	2017	2018	2018	2017
GAAP net income (loss) (1)	$16	$(3)	$20	$52	$(52)
Other costs, net of tax (4) (5)	(5)	4	(3)	(13)	23

Net income (loss) excluding other costs (5)	$11	$1	$17	$39	$(29)

DILUTED EARNINGS (LOSS) PER SHARE TO NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2018	2017	2018	2018	2017
GAAP diluted earnings (loss) per share (1)	$0.14	$(0.03)	$0.18	$0.47	$(0.48)
Other costs, net of tax (4)	(0.03)	0.04	(0.03)	(0.11)	0.21

Diluted earnings (loss) per share excluding other costs (5)	$0.11	$0.01	$0.15	$0.36	$(0.27)

(1)

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net income (loss) excluding other costs and (iii) diluted earnings (loss) per share excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.

(2)	Other costs includes severance expenses and accelerated debt issuance costs, which are included in operating profit (loss) and other expense, respectively.
(3)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.
(4)

Other costs, net of tax, for the three and twelve months ended December 31, 2018, included a benefit of $5 million and $14 million, after tax, respectively, from changes in the valuation allowance recorded against the Company’s deferred tax assets; as well as, less than $1 million and $1 million, respectively, after tax, in severance expenses and accelerated debt issuance costs, which are included in operating profit (loss) and other expense, respectively. The Company has excluded the impact of a $9 million tax charge related to the Tax Cuts and Jobs Act and a $4 million tax charge related to the write-off of a previously recognized deferred tax asset on its valuation allowance in computing net income (loss) excluding other costs for the twelve months ended December 31, 2018.

(5)	Totals may not foot due to rounding.

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